EXHIBIT 99.1

ESSA Pharma Presents Updated Phase 1 Masofaniten (EPI-7386) Clinical Data at the European Society of Medical Oncology 2023 Congress

Combination of masofaniten plus enzalutamide continues to be well tolerated with deep and durable reductions in PSA in patients with mCRPC

Across all cohorts of patients including those recently enrolled into cohort four, 69% of patients achieved PSA90, 63% of patients achieved PSA90 in less than 90 days, and 56% of patients achieved PSA <0.2mg/mL

SOUTH SAN FRANCISCO, California and VANCOUVER, Canada, Oct. 21, 2023 – ESSA Pharma Inc. ("ESSA", or the "Company") (NASDAQ: EPIX), a clinical-stage pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, today announced the presentation of updated dose escalation data from its Phase 1/2 study evaluating masofaniten (formerly EPI-7386) in combination with enzalutamide at the European Society of Medical Oncology (ESMO) 2023 Congress, taking place October 20-24, 2023, in Madrid, Spain. Masofaniten is a first-in-class N-terminal domain androgen receptor ("AR") inhibitor that suppresses androgen activity through a novel mechanism of action and is being developed for the treatment of prostate cancer. The poster presentation is available on the ESMO Digital Program and in the "Publications" section of the Company's website at www.essapharma.com.

“The dose escalation data presented at ESMO this year continue to demonstrate that the combination of masofaniten and enzalutamide is well tolerated and results in deep and durable reductions in prostrate-specific antigen (“PSA”) in patients with metastatic castration-resistant prostate cancer (“mCRPC”),” said David Parkinson, MD, President and CEO of ESSA. “While the data for patients in cohort four are not yet mature, we are highly encouraged by the PSA responses seen thus far in the cohort and in the study as a whole. We look forward to further elucidating the potential clinical benefit of this combination in the randomized Phase 2 portion of the study which is currently underway.”

Poster presentation details:

Title: Phase 1/2 Trial of Oral EPI-7386 (masofaniten) in Combination with Enzalutamide (Enz) Compared with Enz Alone in Subjects with Metastatic Castration-Resistant Prostate Cancer (mCRPC): Current Phase 1 (P1) results

Presenting Author: Andrew Laccetti, MD, MS, Memorial Sloan Kettering Cancer Center
Abstract # 1813P

Date: Sunday, October 22, 2023

Data summary: This Phase 1/2 multicenter, open-label clinical trial is enrolling patients with mCRPC who have received androgen deprivation therapy and who are naïve to second-generation antiandrogens but may have been treated previously with one line of prior chemotherapy in the metastatic hormone-sensitive prostate cancer setting. The data presented today are from the first four cohorts of patients in the Phase 1 dose escalation portion of the study. Masofaniten has no effect on enzalutamide exposure, thus allowing the use of full dose per label (160mg) of enzalutamide in combination. Enzalutamide reduces masofaniten exposure but twice daily dosing of masofaniten appears to mitigate the reduction and maintains clinically relevant drug exposures.

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In patients evaluable for safety (n=18), masofaniten combined with enzalutamide, continues to be well-tolerated at the doses tested through 21 cycles of dosing in some patients. Most frequent adverse events were Grade 1 and 2, related to either AR inhibition or gastrointestinal tract irritation. In Cohort 4, one patient experienced a Grade 3 rash, which was observed immediately following administration of masofaniten combined with enzalutamide and deemed probably related.

In the patients evaluable for efficacy (n=16), rapid, deep and durable reductions in PSA were observed, regardless of previous chemotherapy status, including in patients who received lower than the full dose of enzalutamide (120 mg). In the first three cohorts, 90% of patients (9 of 10) achieved PSA50 and PSA90, 80% of patients (8 of 10) achieved PSA90 in less than 90 days, and 70% of patients (7 of 10) achieved PSA <0.2mg/mL. Across all dose cohorts including patients in the recently enrolled cohort four, 88% of patients (14 of 16) achieved PSA50, 69% of patients (11 of 16) achieved PSA90, 63% of patients (10 of 16) achieved PSA90 in less than 90 days, and 56% of patients (9 of 16) achieved PSA <0.2mg/mL. The randomized Phase 2 dose expansion portion of the study is currently enrolling.

About Masofaniten

Masofaniten (formerly known as EPI-7386) is a first-in-class investigational, highly selective, oral, small molecule inhibitor of the N-terminal domain ("NTD") of the androgen receptor ("AR"). Masofaniten's unique mechanism of action disrupts the AR signaling pathway, the primary pathway that drives prostate cancer growth, by selectively binding to the NTD, a region of the AR that is not currently targeted by other therapies. Masofaniten is currently being studied in an open-label, randomized Phase 2 clinical trial (NCT05075577) in combination with enzalutamide in patients with metastatic castration-resistant prostate cancer (mCRPC) naïve to second-generation antiandrogens. ESSA is also conducting a Phase 1 monotherapy study (NCT04421222) in patients with mCRPC whose tumors have progressed on standard-of-care therapies. The U.S. Food and Drug Administration has granted Fast Track designation to masofaniten for the treatment of adult male patients with mCRPC resistant to standard-of-care treatment. ESSA retains all rights to masofaniten worldwide.

About ESSA Pharma Inc.

ESSA is a clinical-stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of patients with prostate cancer. For more information, please visit www.essapharma.com, and follow us on Twitter and LinkedIn.

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Forward-Looking Statement Disclaimer

This release contains certain information which, as presented, constitutes "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and/or applicable Canadian securities laws. Forward-looking information involves statements that relate to future events and often addresses expected future business and financial performance, containing words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions and includes, but is not limited to, statements regarding presentations with respect to the Phase 1/2 study, tolerability and PSA reductions in patients with mCRPC, the potential clinical benefit of the combination of masofaniten and enzalutamide, the timing of and enrollment in the Phase 2 portion of the combination study and other statements surrounding the Company's evaluation of masofaniten.

Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of ESSA to control or predict, and which may cause ESSA's actual results, performance or achievements to be materially different from those expressed or implied thereby. Such statements reflect ESSA's current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by ESSA as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. In making forward looking statements, ESSA may make various material assumptions, including but not limited to (i) the accuracy of ESSA's financial projections; (ii) obtaining positive results of clinical trials; (iii) obtaining necessary regulatory approvals; and (iv) general business, market and economic conditions.

Forward-looking information is developed based on assumptions about such risks, uncertainties and other factors set out herein and in ESSA's Annual Report on Form 10-K dated December 13, 2022, under the heading "Risk Factors", a copy of which is available on ESSA's profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca, and as otherwise disclosed from time to time on ESSA's EDGAR and SEDAR+ profiles. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date that statements are made and ESSA undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Contacts

ESSA Pharma, Inc.

Peter Virsik, Chief Operating Officer

778.331.0962

pvirsik@essapharma.com

Investors and Media:

Argot Partners

212.600.1902

essa@argotpartners.com

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